Media Contact:	Investor Contact:

Barbara Henderson SVP, Worldwide Corp. Comm. (310) 410-9600 ext. 32736	Erin Gehan Sr. Director Investor Relations (310) 410-9600 ext. 32862

HERBALIFE LTD. ANNOUNCES RECORD FOURTH-QUARTER AND FULL YEAR RESULTS

Full Year 2007 Net Sales Increase 13.8 Percent to $2.1 Billion

LOS ANGELES, February 26, 2008 — Herbalife Ltd. (NYSE: HLF) today reported fourth quarter net sales of $578.1 million, an increase of 18.6 percent compared to the same period of 2006. This record performance was attributable to double-digit growth in several of the company’s top countries; the U.S. up 22.1 percent, Taiwan up 18.9 percent, Italy up 21.9 percent and China up 145.8 percent compared to the same period in 2006, coupled with the favorable impact from currency fluctuations. The company’s Chairman and Chief Executive Officer Michael O. Johnson, said, “We are pleased to report our 16th consecutive quarter of double-digit growth and record net sales reflecting the strong performance of our independent distributor organization. Our margins and record bottom line performance reflects the strong top line growth coupled with our initiatives to continually leverage our infrastructure to improve profitability.”

During the fourth quarter 2007, total Sales Leaders increased 16.0 percent to 473,846 and new Sales Leaders increased 10.4 percent to 56,739 versus the fourth quarter of 2006. The company’s President’s Team membership increased 11.8 percent to 1,105 members and the company’s prestigious Chairman Club increased to 32 members. Greg Probert, the company’s president and chief operating officer said “The growth rate of new Sales Leaders in the fourth quarter was the highest of the year, reflecting the tremendous momentum in our distributor organization.”

Financial Performance

For the quarter ended December 31, 2007, the company reported net income of $53.8 million, or $0.77 per diluted share, compared to $41.7 million, or $0.56 per diluted share in the fourth quarter of 2006. The increase in net income was primarily attributable to double-digit net sales growth and expansion in operating profit margins. Excluding the impact of realignment for growth costs and certain other items 2, fourth quarter 2007 net income increased 24 percent to $55.1 million or $0.79 per diluted share, compared to $0.59 per diluted share in the fourth quarter of 2006. The company’s share repurchase program had an accretive impact on diluted earnings per share.

See Schedule titled “Total Sales Leaders by Region” for more detail

2 See Schedule A – “Reconciliation of Non-GAAP Financial Measures” for more detail

During the fourth quarter, the company repurchased 3.9 million shares of its common stock through open market transactions at an average price of $41.56 for an aggregate cost of $161.8 million. Since this share repurchase program was authorized in April 2007, through early January 2008, the company has repurchased 9.5 million shares at an aggregate cost of $383.5 million, which is 85 percent of the $450 million authorization, and 13 percent of its outstanding common stock. The company used excess cash along with debt to fund the repurchase.

During the fourth quarter, the company invested $17.0 million in capital expenditures, primarily related to enhancements to its management information systems and additional infrastructure investments to improve distributor service levels in high growth markets.

For the year ended December 31, 2007, the company reported net sales of $2.15 billion, an increase of 13.8 percent compared to $1.89 billion in 2006. For the year ended December 31, 2007, the company reported net income of $191.5 million, or $2.63 per diluted share, compared to $143.1 million, or $1.92 per diluted share in 2006. Excluding the impact of expenses related to the company’s realignment for growth initiative and other items 2, fiscal year 2007 net income increased 28.0 percent to $196.7 million, or $2.71 per diluted share, compared to $2.06 per diluted share in 2006.

Fourth Quarter 2007 Business Highlights

The company supported the development and training of its distributors during the fourth quarter by hosting multiple events including over 7,000 distributors at the North America Herbalife University and Latino Development Weekend and over 6,000 distributors at the northeast Brazil Extravaganza.

In late 2007, the company realigned its regional structure from seven to five regions. The North America, Mexico & Central America, and EMEA regions remain essentially unchanged. The South America region now includes Brazil, and the former Southeast Asia, North Asia and Greater China regions have been combined into an Asia Pacific region.

“We continue to align company resources to better support our distributors and their daily methods of operation,” said Greg Probert. “This updated regional structure allows us to better support the geographic reach of the distributor leadership and enhance sales, marketing and product synergies within the regions.”

Regional Performance

Europe, Middle East and Africa region, the company’s largest region, reported net sales of $144.7 million in the fourth quarter of 2007, an increase of 7.9 percent versus the same period of 2006. However, excluding the benefit of currency fluctuations, net sales decreased 3.5 percent. The EMEA region realized net sales growth in several of its top markets during the fourth quarter of 2007, including France up 34.3 percent; Spain up 26.0 percent; Italy up 21.9 percent; and Russia up 14.7 percent, in each case compared to the fourth quarter of 2006. These net sales gains were partially offset by declines in other markets including Germany down 19.2 percent, and the Netherlands down 17.8 percent versus the comparable period of 2006. Total Sales Leaders in the region, as of December 31, 2007, decreased 5.6 percent versus December 31, 2006 to 89,821.

The Asia Pacific region reported net sales of $126.7 million in the fourth quarter of 2007, up 25.8 percent versus the same period of 2006. Excluding currency fluctuations, net sales increased 19.6 percent. The increase is attributable to net sales growth in China up 145.8 percent; South Korea up 26.7 percent; and Taiwan up 18.9 percent. Total Sales Leaders as of December 31, 2007 increased 22.5 percent versus December 31, 2006 to 111,250. This includes China sales employees, which increased 188.2% to 22,291.

The North America region reported net sales of $109.6 million in the fourth quarter of 2007, up 20.4 percent versus the same period of 2006, driven by growth in the US of 22.1 percent versus fourth quarter 2006. Excluding currency fluctuations, net sales increased 19.8 percent. Total Sales Leaders in the region, as of December 31, 2007, increased 19.9 percent versus December 31, 2006 to 89,282.

The South America region reported net sales of $99.3 million in the fourth quarter of 2007, up 50.9 percent versus the same period of 2006. Excluding currency fluctuations, net sales increased 39.7 percent. The growth in the region was primarily attributable to double and triple digit growth in key markets including Venezuela up 349.0 percent, Bolivia, up 147.0 percent, and Argentina, up 38.3 percent, coupled with growth in Peru, which opened in December 2006. This was offset by declines in Brazil, down 2.6 percent. Total Sales Leaders in the region, as of December 31, 2007, increased 26.1 percent versus December 31, 2006 to 91,052.

The Mexico and Central America region reported net sales of $97.8 million in the fourth quarter of 2007, up 2.1 percent versus the same period of 2006. Excluding currency fluctuations, net sales for the region increased 1.5 percent. Mexico, the largest market in the region, had a sales decline of 1.4 percent. Total Sales Leaders in the region, as of December 31, 2007, increased 22.1 percent as compared to the same period in 2006 to 92,441.

First Quarter 2008 and Full Year 2008 Guidance

Based on its current business trends, the company is raising its full year 2008 diluted earnings per share guidance to be in a range of $3.25 to $3.30. The company is providing guidance for the first quarter of 2008 in the range of $0.77 to $0.79 for diluted earnings per share. Additionally, first quarter investment in capital expenditures is expected in the range of $25 million – $30 million.

Fourth Quarter Earnings Conference Call

Herbalife’s fourth quarter earnings conference call will be conducted on Wednesday, February 27, 2008 at 8 a.m. PST (11 a.m. EST).  The dial-in number for this conference call for domestic callers is (866) 219-5268. Live audio of the conference call will be simultaneously webcast in the Investor Relations section of the company’s Web site at http://ir.herbalife.com. An audio replay will be available following the completion of the conference call in MP3 format or by dialing (866) 837-8032 (domestic callers) and (703) 925-2474 (international callers) and entering access code 1109438. The webcast of the teleconference will be archived and available on Herbalife’s Web site.

About Herbalife Ltd.

Herbalife Ltd. (www.herbalife.com) is a global network marketing company that sells weight-management, nutrition, and personal care products intended to support a healthy lifestyle. Herbalife products are sold in 65 countries through a network of 1.7 million independent distributors. The company supports the Herbalife Family Foundation <http://www.herbalifefamily.org/> and its Casa Herbalife program to bring good nutrition to children. Please visit Herbalife Investor Relations at http://ir.herbalife.com for additional financial information.

Disclosure Regarding Forward-Looking Statements

Except for historical information contained herein, the matters set forth in this press release are “forward-looking statements.” All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws, including any projections of earnings, revenue or other financial items; any statements of the plans, strategies and objectives of management for future operations; any statements concerning proposed new services or developments; any statements regarding future economic conditions or performance; any statements of belief; and any statements of assumptions underlying any of the foregoing. Forward-looking statements may include the words, “may,” “will,” “estimate,” “intend,” “continue,” “believe,” “expect,” or “anticipate” and any other similar words.

Although we believe that the expectations reflected in any of our forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of our forward-looking statements. Our future financial condition and results of operations, as well as any forward-looking statements, are subject to change and to inherent risks and uncertainties, such as those disclosed or incorporated by reference in our filings with the Securities and Exchange Commission. Important factors that could cause our actual results, performance and achievements, or industry results to differ materially from estimates or projections contained in our forward-looking statements include, among others, the following:

• our relationship with, and our ability to influence the actions of, our distributors;
• adverse publicity associated with our products or network marketing organization;
• uncertainties relating to interpretation and enforcement of recently enacted legislation in China governing direct selling;
• our inability to obtain the necessary licenses to expand our direct selling business in China;
• adverse changes in the Chinese economy, Chinese legal system or Chinese governmental policies;
• improper action by our employees or international distributors in violation of applicable law;
• changing consumer preferences and demands;
• loss or departure of any member of our senior management team which could negatively impact our distributor relations and operating results;
• the competitive nature of our business;
• regulatory matters governing our products, including potential governmental or regulatory actions concerning the safety or efficacy of our products, and network marketing program including the direct selling market in which we operate;
• risks associated with operating internationally, including foreign exchange and devaluation risks;
• our dependence on increased penetration of existing markets;
• contractual limitations on our ability to expand our business;
• our reliance on our information technology infrastructure and outside manufacturers;
• the sufficiency of trademarks and other intellectual property rights;
• product concentration;
• our reliance on our management team;
• uncertainties relating to the application of transfer pricing, duties and similar tax regulations;
• taxation relating to our distributors;
• product liability claims; and
• whether we will purchase any of our shares in the open markets or otherwise.

RESULTS OF OPERATIONS:

Herbalife Ltd.
Consolidated Statements of Income
(In thousands, except per share data)

	Quarter Ended		Twelve Months Ended

	12/31/2006	12/31/2007	12/31/2006	12/31/2007

North America	$91,031	$109,556	$357,571	$438,689
Mexico & Central America	95,787	97,828	376,891	384,626
South America	65,816	99,305	224,089	300,145
EMEA	134,055	144,688	548,178	567,712
Asia Pacific	100,696	126,720	378,805	454,667

Worldwide Net Sales	487,385	578,097	1,885,534	2,145,839
Cost of Sales	99,173	113,851	380,338	438,382

Gross Profit	388,212	464,246	1,505,196	1,707,457
Royalty Overrides	173,938	204,845	675,245	760,110
SGA	151,010	173,742	573,005	634,190

Operating Income	63,264	85,659	256,946	313,157
Interest Expense — net	2,702	3,354	39,541	10,573

Income before Income Taxes	60,562	82,305	217,405	302,584
Income Taxes	18,912	28,472	74,266	111,133
Net Income	41,650	53,833	143,139	191,451

Basic Shares	71,463	67,219	70,814	69,497
Diluted Shares	74,997	70,042	74,509	72,714

Basic EPS	$0.58	$0.80	$2.02	$2.75

Diluted EPS	$0.56	$0.77	$1.92	$2.63

Herbalife Ltd.
Consolidated Balance Sheets
(In thousands)

	Dec 31,	Dec 31,
	2006	2007
ASSETS
Current Assets:
Cash & cash equivalents	$154,323	$187,407
Inventory, net	146,036	128,648
Other current assets	155,348	171,041

Total Current Assets	455,707	487,096

Property and equipment, net	105,266	121,027
Other Assets	30,931	37,583
Goodwill	113,221	111,477
Intangible assets, net	311,808	310,060

Total Assets	$1,016,933	$1,067,243

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	39,990	35,377
Royalty Overrides	116,896	127,227
Accrued expenses	149,575	168,150
Current portion of long term debt	5,599	4,661
Income taxes payable	—	28,604
Other current liabilities	11,432	11,599

Total Current Liabilities	323,492	375,618

Long-term debt, net of current portion	179,839	360,491
Other long-term liabilities	159,712	148,890

Total Liabilities	663,043	884,999

Shareholders’ equity:
Common shares	143	129
Additional paid in capital	132,755	160,872
Accumulated other comprehensive loss	(782)	(3,947)
Retained earnings	221,774	25,190

Total Shareholders’ Equity	353,890	182,244

Total Liabilities and Shareholders’ Equity	$1,016,933	$1,067,243

Herbalife Ltd
Total Sales Leaders by Region
(Unaudited)

	12/31/2006	12/31/2007	% chg

EMEA	95,144	89,821	-5.6%
North America	74,482	89,282	19.9%
Mexico and Central America	75,688	92,441	22.1%
South America	72,200	91,052	26.1%
Asia Pacific (excluding China)	83,094	88,959	7.1%

Sub-total Supervisors	400,608	451,555	12.7%
China Sales Employees	7,735	22,291	188.2%

Worldwide Sales Leaders	408,343	473,846	16.0%

Note: We refer to supervisors who qualified in 64 countries under our traditional marketing plan plus China sales employees collectively as ‘Sales Leaders’.

Herbalife Ltd
Volume Points by Region
(Unaudited)

	Three Months Ended			Twelve Months Ended
Region	12/31/2006	12/31/2007	% chg	12/31/2006	12/31/2007	% chg

EMEA	132,207	127,611	-3.5%	558,911	529,744	-5.2%
North America	141,822	170,395	20.1%	551,389	680,900	23.5%
Mexico and Central America	148,637	152,154	2.4%	616,256	611,200	-0.8%
South America	85,008	124,740	46.7%	300,775	397,902	32.3%
Asia Pacific	109,690	124,507	13.5%	407,041	468,388	15.1%

Worldwide	617,364	699,407	13.3%	2,434,372	2,688,134	10.4%

SUPPLEMENTAL INFORMATION

SCHEDULE A: RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Unaudited)

4Q 2006 vs. 4Q 2007

The following is a reconciliation of net income, presented and reported in accordance with U.S.
generally accepted accounting principles, to net income adjusted for certain items:

	Three Months Ending

	12/31/2006	12/31/2007

Net income, as reported	$41,650	$53,832
Adjustment to income tax accrual	(2,200)
Expenses associated with realignment for growth initiative	4,869	2,768
Tax benefit resulting from international tax settlements	—	(1,470)

Net income, as adjusted	$44,319	$55,130

The following is a reconciliation of diluted earnings per share, presented and reported in accordance with U.S. generally accepted accounting principles, to diluted earnings per share adjusted for certain items:

	Three Months Ending

	12/31/2006	12/31/2007

Diluted earnings per share, as reported	$0.56	$0.77
Adjustment to income tax accrual	(0.03)
Expenses associated with realignment for growth initiative	0.06	0.04
Tax benefit resulting from international tax settlements		(0.02)

Diluted earnings per share, as adjusted	$0.59	$0.79

Note: Amounts may not total due to rounding.

SUPPLEMENTAL INFORMATION

SCHEDULE A: RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Unaudited)

YTD 2006 vs. YTD 2007

The following is a reconciliation of net income, presented and reported in accordance with U.S.
generally accepted accounting principles, to net income adjusted for certain items:

	YTD

	12/31/2006	12/31/2007

Net income, as reported	$143,139	$191,451
Tax benefit resulting from international tax audit settlement	(3,693)	(2,079)
Tax benefits on refinancing transactions	(2,680)
Recapitalization expenses associated with July 2006 debt restructuring	14,274
Adjustment to income tax accrual	(2,200)
Expenses associated with the realignment for growth initiative	4,869	3,757
Increase in tax reserves		3,565

Net income, as adjusted	$153,709	$196,694

The following is a reconciliation of diluted earnings per share, presented and reported in accordance with U.S. generally accepted accounting principles, to diluted earnings per share adjusted for certain items:

	YTD

	12/31/2006	12/31/2007

Diluted earnings per share, as reported	$1.92	$2.63
Tax benefit resulting from international tax audit settlement	(0.05)	(0.03)
Tax benefits on refinancing transactions	(0.04)
Recapitalization expenses associated with July 2006 debt restructuring	0.19
Adjustment to income tax accrual	(0.03)
Expenses associated with the realignment for growth initiative	0.06	0.05
Increase in tax reserves		0.05

Diluted earnings per share, as adjusted	$2.06	$2.71

Note: Amounts may not total due to rounding.

SCHEDULE B: FINANCIAL GUIDANCE

2008 Guidance

For the Three Months ending March 31, 2008 and Twelve Months Ending December 31, 2008

	Three Months Ending		Twelve Months Ending
	March 31, 2008		December 31, 2008
	Low	High	Low	High
Net sales growth vs. 2007	12%	14%	9%	11%
EPS (1) (2)	$0.77	$0.79	$3.25	$3.30
Cap Ex ($ mm’s)	$25MM	$30MM	$85MM	$95MM
(1) Excludes the impact of expenses expected to be incurred in 2008 relating to the company’s realignment for growth initiative.
(2) Excludes any accretion/dilution impact should the company elect to repurchase the remaining $67 million of its $450MM share repurchase program